Exhibit 10.6

COLLATERAL SECURITY AGREEMENT

THIS COLLATERAL SECURITY AGREEMENT (“Agreement”) is made this 16th day of September, 2021, between RIVULET FILMS, INC., a Delaware corporation, and its wholly owned subsidiaries: PBP PRODUCTIONS, LLC, an Arizona limited liability company and MISTRESS Movies, LLC, a Arizona limited liability company (collectively that “Borrower”) and TOPPS, LLC, an Arizona limited liability company (“Secured Party”). In consideration of the mutual covenants and promises as set forth in this Agreement, Borrower and Secured Party agree as follows:

1.       Creation of Security Interest. For valuable consideration, the receipt of which is hereby acknowledged, Borrower hereby grant to Secured Party a security interest in the assets of Borrower described in Exhibit “A” attached hereto (collectively the “Accounts”). Borrower agrees and consents to Secured Party’s right to file and perfect a UCC-1 Financing Statement and/or any other documentation necessary to evidence the security interest granted by Borrower in the Accounts.

2.       Obligations Secured. The obligations secured by this Agreement are limited to the full performance of all obligations of Borrower under that certain Promissory Note executed and delivered by Borrower in favor of the Secured Party and dated September 16, 2021 in the principal balance of Six Hundred Thousand Dollars 00/100 ($600,000.00) (referred to as the “Obligations”), as well as all costs, expenses and attorneys’ fees of Secured Party in dealing with any default of any Payor under the Promissory Note (as defined therein).

3.       Borrower’s Rights in Collateral. Borrower hereby warrants and represents to Secured Party that it currently holds all right, title and interest in and to the Accounts; and that it has not transferred, assigned or granted any interest therein to any other persons or parties. Borrower further warrants and represents that until such time as the Obligations have been extinguished or satisfied in full that it will retain all rights, and interest in and to the Accounts; and shall not transfer, assign or convey any rights and interest in or to the Accounts to any third persons or parties except in the normal course of its retail sale operations.

4.       Default. Any of the following shall constitute a default hereunder:

(a)	Borrower’s failure to promptly make any payment when strictly due under the Promissory Note, subject to any applicable grace period;

(b)	Borrower’s failure to promptly perform any of the provisions contained in this Agreement;

(c)	The filing of a petition in bankruptcy or insolvency, or for the appointment of a receiver in liquidation or a trustee, by or against the Borrowers;

(d)	Borrower’s making any assignment of its Accounts for the benefit of creditors;

(e)	The filing of a petition or other proceeding by or against Borrower for reorganization, compromise, adjustment or other relief under the laws of the United States or of any state;

5.       Remedies. In the event of any default as defined Section 4 above, Secured Party shall be entitled to exercise all of its rights and remedies to seize the Accounts in full or partial satisfaction of the Obligations. Secured Party may take any legal action available to collect all sums owing under the Obligations, to enforce its right to assignment of all payments due under the Obligations, and to enforce any and all other rights or remedies otherwise available to it at law. No such action shall operate as a waiver of any other right or remedy of Secured Party under the terms hereof, by statute or otherwise. All rights and remedies of Secured Party are cumulative and not alternative, and no waiver of any default shall operate as a waiver of any other default.

6.       Time. Time is of the essence of this Agreement.

7.       Effect of Agreement. This Agreement shall bind and inure to the benefit of Borrowers and Secured Party and their respective directors, operators and/or assigns.

8.       Waiver. No action or inaction of Secured Party shall constitute a waiver of any right or remedy under this Agreement unless such waiver is in writing and executed by Secured Party.

9.       Governing Law. This Agreement shall be governed by the laws of the State of Arizona.

10.     General Provisions. The person authorized to execute this Agreement on behalf of Borrowers declares that he has read this Agreement and that he understands the terms and purpose of the Agreement. Borrowers acknowledge receipt from Secured Party of a copy hereof.

Borrower:

Rivulet Films, Inc.		Please Baby Please, LLC

By:	/s/ Michael Witherill	By:	/s/ Michael Witherill
	Its: Authorized Manager		Its: Authorized Manager

Mistress Movies, LLC

By:	/s/ Michael Witherill
Its: Authorized Manager

Secured Party:

Topps, LLC

By:
Its: Authorized Manager

“EXHIBIT “A”

1.	Any and all script rights in and to the film entitled “Please Baby Please”.

2.	Any and all right in and to the tax credit(s) issued by the State of Montana pursuant to the Montana Tax Credit for Media Production Act and arising from the film entitled “Please Baby Please”.

3.	Any and all monetary payments received, resulting from or otherwise issued as a result of the sale, licensing, rental or syndication of the film entitled “Please Baby Please”.

4.	Any and all script rights in and to the film entitled “Mistress”.

5.	Any and all monetary payments received, resulting from or otherwise issued as a result of the sale, licensing, rental or syndication of the film entitled “Mistress”.